As filed with the Securities and Exchange Commission on December 31, 1996
                                                       Registration No. 33-84042
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                            IGEN INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       94-2852843
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             16020 INDUSTRIAL DRIVE
                             GAITHERSBURG, MD 20877
                                 (301) 984-8000
--------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


                             1994 STOCK OPTION PLAN
                 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

--------------------------------------------------------------------------------
                           (Full title of the plans)

                             SAMUEL J. WOHLSTADTER
                            CHIEF EXECUTIVE OFFICER
                            IGEN INTERNATIONAL, INC.
                             16020 INDUSTRIAL DRIVE
                             GAITHERSBURG, MD 20877
                                 (301) 984-8000
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   COPIES TO:

                            ANDREI M. MANOLIU, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306
                                 (415) 843-5000

                          ----------------------------

     This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as practicable after such effective date.

     IGEN International, Inc., a Delaware corporation (the "Registrant"), as the successor corporation to IGEN, Inc., a California corporation (the "Predecessor"), hereby adopts the Predecessor's Form S-8 Registration Statement (Registration No. 33-84042) as its own for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Because the Registrant is now incorporated in the State of Delaware, Item 6 of Part II of the Registration Statement is amended to read as follows:

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Pursuant to the Delaware General Corporation Law, the Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach of their fiduciary duties in certain circumstances. The Registrant's Bylaws require Registrant to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The Registrant's Bylaws expressly authorize the use of indemnification agreements, and the Registrant has entered into separate indemnification agreements with its directors and certain of its officers. The Registrant's Bylaws also expressly authorize, to the fullest extent permitted by the Delaware General Corporation Law, the Registrant, upon approval by the Board of Directors, to purchase insurance on behalf of its directors and officers, and the Registrant has obtained director and officer liability insurance.

                                       2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, County of Montgomery, State of Maryland, as of the 31st day of December, 1996.

                                 IGEN INTERNATIONAL, INC.


                                 By   /s/ SAMUEL J. WOHLSTADTER
                                     ---------------------------------
                                      Samuel J. Wohlstadter
                                      Chairman of the Board and
                                      Chief Executive Officer

                                       3.

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel J. Wohlstadter and Richard J. Massey, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Post-Effective Amendment No. 1 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


SIGNATURE                   TITLE                                DATE

/s/ SAMUEL J. WOHLSTADTER   Chairman of the Board and Chief      December 31, 1996
-------------------------   Executive Officer
Samuel J. Wohlstadter

/s/ RICHARD J. MASSEY       President, Chief Operating Officer   December 31, 1996
-------------------------   and Director
Richard J. Massey

/s/ EDWARD B. LURIER        Director                             December 31, 1996
-------------------------
Edward B. Lurier

/s/ WILLIAM J. O'NEILL      Director                             December 31, 1996
--------------------------
William J. O'Neill

                            Director                             December __, 1996
--------------------------
Hubert Rehkaemper

                            Director                             December __, 1996
--------------------------
Robert Salsmans


                                       4.